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                                                                   EXHIBIT 10.10

                         DEFERRED COMPENSATION AGREEMENT
                         -------------------------------

                  As of ______________, 19__, RPM, INC., an Ohio corporation (the "Company") and ____________________, a Director of the Company (the
"Director"), hereby agree as follows:

I.                         PURPOSE - The purpose of this  Agreement is to
                    establish a Deferred Compensation Plan (the "Plan") for the Director, pursuant to which the Director's cash compensation for services to the Company shall be credited to the Director, either as a cash allotment or a stock allotment, as provided in Section VI hereof, and payment thereof shall be deferred until distribution as provided in Section IX hereof.

II.                        PARTICIPATION - The Director may elect to participate
                    in the Plan effective only as of the beginning of the Company's fiscal year next following the date of notice of such election. Such notice shall be in writing and delivered to the Secretary of the Company not later than fifteen (15) days prior to the first day of such fiscal year. Such notice shall include the Director's election to establish either a cash allotment or a stock allotment, which election shall be irrevocable with respect to any given fiscal year. The Director shall have the right during the term of this Agreement to change such election from a cash allotment to a stock allotment, or from a stock allotment to a cash allotment, as the case may be, effective, however, only with respect to the Director's cash compensation for services to the Company for the fiscal year next following the date of notice of such change. Such notice shall be in writing and delivered to the Secretary of the Company not later than six
                    (6) months prior to the first day of such fiscal year.

III.                       DUTIES AND TERMINATION DATE - The Director will serve
                    as a member of the Company's Board of Directors, and perform faithfully the duties of a member of the Board, including service on Committees of the Board and service in an advisory and consultative capacity to the Chairman and Officers of the Company at such times as may be reasonably requested. This Agreement will terminate upon the date of occurrence of any of the following events (the "Termination Date"):

                                    A.      The date the Director ceases to hold
                           office as a member of the Company's Board of Directors, or

                                    B.      The date of death of the Director,
                           or


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                                    C. The date the Director elects in writing
                           to terminate this Agreement.

IV.                        COMPENSATION - The Director shall be compensated for
                    serving as a member of the Board, for attendance at special meetings of the Board, and meetings of Committees of the Board, and, where applicable, for serving as Chairman of a Committee of the Board, pursuant to fees established from time to time by the Board of Directors for such services; provided, however, that such compensation shall not be paid, set aside or distributed until at least six (6) months after the Termination Date, in accordance with Section IX hereof.

V.                         EXPENSE REIMBURSEMENT - The Director shall be
                    reimbursed in cash, on a current basis, for all travel and incidental expenses incurred for the benefit of the Company, whether in connection with attendance at meetings of the Company's Board of Directors or otherwise.

VI.                        DEFERRED COMPENSATION ACCOUNT - The Company shall
                    establish a Deferred Compensation Account (the "Account") for the Director. As of the last day of the Company's fiscal quarter during which this Agreement is effective, and as of the last day of each applicable succeeding fiscal quarter during the term of this Agreement, the Company shall credit to the Account the amount, in cash or stock equivalents, as hereinafter described, of the Director's compensation payable for services during such fiscal quarter.

VII.                       CASH OR STOCK ELECTION

                                    A. The entire amount credited to the Account
                           for each fiscal quarter shall be credited either as a cash allotment or as a stock allotment in accordance with the Director's written election.

                                    B. If a cash allotment is elected, the
                           Account shall be credited with the dollar amount of the allotment, and the Account shall be credited, at the end of each fiscal quarter during the term of this Agreement, with interest at the rate equal to the prime interest rate of National City Bank (Cleveland) in effect on the last day of the quarter.

                                    C. If a stock allotment is elected, the
                           Account shall be credited with a stock equivalent which shall be equal to the number of shares (computed to the nearest one-hundredth of a share) of the Company's Common Shares (the "Common Shares") that could be purchased with the dollar amount of the allotment at the last sales price of the Common Shares on the NASDAQ National Market System, or the closing price of such shares on the principal exchange on which such shares are listed, as the case may be, on the last trading day of the applicable quarter of the Company.

                                    D. On the last day of each fiscal quarter
                           during the term of this Agreement, the Account shall be credited with an additional stock


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                           equivalent which shall be equal to the number of
                           Common Shares (computed to the nearest one-hundredth of a share) that could be purchased with the dollar amount determined by multiplying the dividends paid per Common Share to shareholders of record during such fiscal quarter, by the number of shares, including fractional shares, in the Account at the beginning of such fiscal quarter, with appropriate adjustment to reflect any increase or decrease during the period in the number of shares in the Account as a result of the application of paragraph E of this Section VII.

                                    E. In the event of any change in the Common
                           Shares upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or other change in the corporate structure, the number of shares credited to the Director shall be appropriately adjusted.

                                    F. THIS IS A CASH DEFERRED COMPENSATION
                           PLAN, AND UNDER NO CIRCUMSTANCES SHALL THE DIRECTOR'S DEFERRED COMPENSATION BE PAID IN ACTUAL COMMON SHARES OF THE COMPANY.

VIII. FINAL ACCOUNT BALANCE - The balance in the Account on the Termination Date (the "Final Account Balance") shall be (i) in the case of cash allotment, the cash balance on the Termination Date, and (ii) in the case of stock allotment, the amount of cash equal to the aggregate stock equivalents in the Account on the Termination Date multiplied by the last sales price of the Common Shares on the NASDAQ National Market System or the closing price of such shares on the principal exchange on which such shares are listed, as the case may be, on the nearest trading day preceding the Termination Date. No further interest (in the case of cash allotment) or dividend equivalent (in the case of stock allotment) shall accrue or be credited to the Account after the Termination Date.

IX.                        DISTRIBUTION

                                    A. Distribution of the Final Account Balance
                           shall be made in cash in five (5) approximately equal annual installments, without interest, commencing six
                           (6) months after the Termination Date.
                           Notwithstanding the foregoing, at any time after the Termination Date, the Director may, by written notice to the Company, elect to receive distribution of the Final Account Balance in a single lump sum payment, at any time six (6) months after the Termination Date.

                                    B. In the event the Final Account Balance or
                           any portion thereof shall be distributable after the Director's death, the same shall be distributed, as provided in paragraph A of this Section IX, to such person or persons, or the survivors thereof, including corporations,

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                           unincorporated associations or trusts, as the
                           Director may have designated in writing and delivered to the Secretary of the Company. The Director may from time to time revoke or change any such designation by written notice delivered to the Secretary of the Company. If there is no unrevoked designation on file with the Company at any time of the Director's death, such distribution shall be made to the Director's estate in one lump sum payment to be made at the later of (i) six (6) months after date of death or (ii) thirty (30) days of the appointment of the Executor of the estate.

X.                         MISCELLANEOUS

                                    A. Neither the Director nor any other person
                           shall have any interest in any fund or in any specific asset or assets of the Company by reason of any cash or stock equivalents credited to the Account of a Director hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to his Account, nor any right to receive any distribution under this Agreement except as and to the extent expressly provided in this Agreement. Any allotment or credit to the Account shall be reflected as a general asset on the books of the Company, subject to the claims and obligations of creditors and others and any liability created hereunder to the Director shall be in the nature of a general claim without any priority or right being created in the Director.

                                    B. The Director shall not have the right to
                           assign, pledge or otherwise dispose of (except as provided in Section IX hereof) any cash or stock equivalents in the Account, nor shall his interest therein be subject to garnishment, attachment, transfer by operation of law, or any legal process. If the Director should attempt to assign, pledge or otherwise dispose of (except as provided in Section IX thereof) any cash and/or stock equivalents in the Account or if any attempt shall be made to garnish, attach, transfer by operation of law or by any legal process his interest in the Account, all cash and stock equivalents in the Account and all interests of the Director therein, shall, at the discretion of the Company, cease and determine, and in such event the Company may hold or apply same or any part thereof for the benefit of the Director, the Director's spouse, children or other dependents, or any of them, in such manner and in such proportion as the Company may deem proper.

                                    C. This Agreement shall not be assignable by
                           the Company without the written consent of the Director, except that, if the Company shall merge or consolidate with or into, or transfer substantially all of its assets including good will to, another organization or other form of business organization, this Agreement shall bind and run to the benefit of the successor of the Company resulting from such merger, consolidation or transfer.

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                                    D. This Agreement comprises the entire
                           agreement between the parties hereto and supersedes, cancels and annuls any and all prior agreements between the parties hereto with respect to payments to the Director for services to the Company. This Agreement may not be modified or amended more than once every six (6) months, other than to compart with changes in the Internal Revenue Code, ERISA, or the rules thereunder, which shall be in a writing duly executed and delivered by the parties hereto.

                                    E. This Agreement may be executed in
                           duplicate and each counterpart shall be deemed to be an original, and both of which together shall constitute one and the same instrument.

                                    F. This Agreement shall be governed by and
                           construed in accordance with the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                                RPM, INC.



                                                By: ____________________________
                                                    Thomas C. Sullivan, Chairman


DIRECTOR


______________________________